EXHIBIT 99 - JOINT FILER INFORMATION


  Name:                       Millennium Management LLC
  Address:                    666 Fifth Avenue, 8th Floor
                              New York, NY 10103

  Designated Filer:           Millennium Partners, L.P.

  Issuer & Ticker Symbol:     Liberator Medical Holdings, Inc. (LBMH)

  Date of Event Requiring
  Statement:                  01/30/2015

  Signature:                  MILLENNIUM MANAGEMENT LLC

                              By: /s/ David Nolan
                              --------------------------------------------
                              Name:  David Nolan
                              Title: Vice Chairman



  Name:                       Israel A. Englander
  Address:                    c/o Millennium Management LLC
                              666 Fifth Avenue, 8th Floor
                              New York, NY 10103

  Designated Filer:           Millennium Partners, L.P.

  Issuer & Ticker Symbol:     Liberator Medical Holdings, Inc. (LBMH)

  Date of Event Requiring
  Statement:                  01/30/2015

  Signature:                  /s/ Israel A. Englander by David Nolan
                              pursuant to a Power of Attorney
                              filed with the SEC on June 6, 2005
                              --------------------------------------------
                              Israel A. Englander